UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF THE EARLIEST EVENT REPORTED): June 9, 2010

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2010, Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an equity distribution agreement (the “Distribution Agreement”), with UBS Securities LLC (“UBS”) for the issue and sale from time to time by the Partnership through UBS, as the Partnership’s sales agent, of the Partnership’s Class A Common Units, having an aggregate gross sale price of up to $150,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed between us and our sales agent. The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and this description of the Distribution Agreement is qualified in its entirety by reference to such exhibit.

On June 9, 2010, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, the Partnership filed with the Securities and Exchange Commission a Prospectus Supplement to its shelf registration statement on Form S-3 dated January 8, 2009 (Registration No. 333-156619) relating to the offering of the Units. Exhibits 1.1, 5.1, 8.1, 23.1 and 23.2 to this Form 8-K relating to the offering of the Units are hereby incorporated into such Registration Statement by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

Date: June 9, 2010	By:	/s/ Stephen Neyland
Stephen Neyland
Controller
Duly Authorized Officer

Index of Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement dated as of June 9, 2010 between Enbridge Energy Partners, L.P. and UBS Securities LLC.

5.1	Opinion of Fulbright & Jaworski L.L.P.

8.1	Opinion of Fulbright & Jaworski L.L.P. regarding tax matters.

23.1	Consent of Fulbright & Jaworski L.L.P. (the consent of Fulbright & Jaworski L.L.P. to the use of their opinion filed as Exhibit 5.1 hereto and the reference to their firm in the Registration Statement is contained in such opinion).

23.2	Consent of Fulbright & Jaworski L.L.P. (the consent of Fulbright & Jaworski L.L.P. to the use of their opinion filed as Exhibit 8.1 hereto and the reference to their firm in the Registration Statement is contained in such opinion).